October 23, 2007

Securities and
Exchange Commission
100 F Street, N.E.
Washington, DC
20549

Commissioners:

We have read the
statements made by
Eaton Vance Multi-
Cap Fund (copy
attached), which we
understand will be
filed with the
Securities and
Exchange
Commission, pursuant
to Item 77K of Form
N-SAR, as part of the
Form N-SAR of Eaton
Multi-Cap Fund to be
dated October 29,
2007.  We agree with
the statements
concerning our Firm in
such Form N-SAR.

Very truly yours,



PricewaterhouseCoope
rs LLP

















Eaton Vance
Management


The Eaton Vance Building
255 State Street, Boston, MA
02109
(617) 482-8260



October 15, 2007

PricewaterhouseCoopers
LLP
125 High Street
Boston, Massachusetts
02110

Dear Sirs:

In accordance with the
requirements of item
304 of Regulation S-K,
please provide us with a
letter(s) from your firm
addressed to the
Securities and Exchange
Commission stating your
agreement with the
statements made in the
enclosed attachment
with respect to certain
Eaton Vance Funds and
Portfolios as referred to
therein.

A copy of your letter
will be filed with the
Securities and Exchange
Commission, along with
the statement as
attached, as an exhibit to
the respective Fund's or
Portfolio's next Form N-
SAR for the period
ended August 31, 2007
(in accordance with Item
77K of Form N-SAR).

Sincerely,



Barbara E. Campbell
Vice President, Eaton
Vance Management




Applicable to Eaton
Vance Global Growth
Fund and Portfolio,
Eaton Vance Multi-Cap
Growth Fund and
Portfolio, and Eaton
Vance Worldwide
Health Sciences Fund
and Portfolio:

OTTHER MATTERS

Change in Independent
Registered Public
Accounting Firm

On August 6, 2007,
PricewaterhouseCoopers
LLP resigned in the
ordinary course as the
independent registered
public accounting firm
for the Fund and
Portfolio effective upon
completion of services
related to the audit for
the Fund's and
Portfolio's 2007 fiscal
year.

The reports of
PricewaterhouseCoopers
LLP on the Fund's and
Portfolio's financial
statements for each of
the last two fiscal years
contained no adverse
opinion or disclaimer of
opinion and were not
qualified or modified as
to uncertainty, audit
scope or accounting
principle.  There have
been no disagreements
with
PricewaterhouseCoopers
LLP during the Fund's
and Portfolio's two most
recent fiscal years and
any subsequent interim
period on any matter of
accounting principles or
practices, financial
statement disclosure or
auditing scope or
procedure, which
disagreements if not
resolved to the
satisfaction of
PricewaterhouseCoopers
LLP, would have caused
them to make reference
thereto in their reports
on the Fund's and
Portfolio's financial
statements for such
years, and there were no
reportable events of the
kind described in Item
304 (a)(1)(v) of
Regulation S-K under
the Securities Exchange
Act of 1934, as
amended.

At a meeting held on
August 6, 2007, based
on Audit Committee
recommendations and
approvals, the full Board
of Trustees of the Fund
and Portfolio approved
Deloitte & Touche LLP
as the Fund's and
Portfolio's independent
registered public
accounting firm for the
fiscal year ending
August 31, 2008.  To the
best of the Fund's and
Portfolio's knowledge,
for the fiscal years ended
August 31, 2007 and
August 31, 2006, and
through October 15,
2007, the Fund and
Portfolio did not consult
with Deloitte & Touche
LLP on items which
concerned the
application of
accounting principles to
a specified transaction,
either completed or
proposed, or the type of
audit opinion that might
be rendered on the
Fund's and Portfolio's
financial statements or
concerned the subject of
a disagreement (as
defined in paragraph
(a)(1)(iv) of Item 304 of
Regulation S-K) or
reportable events (as
described in paragraph
(a)(1)(v) of Item 304 of
Regulation S-K).